Notice of Grant of Stock Appreciation Right    Harley-Davidson, Inc.
and Stock Appreciation Right Agreement         or Subsidiaries
(Standard)

[Participant Name]                     [Grant Type]
[Signed Electronically]                     Plan:     2014 Incentive Stock Plan
Acceptance Date: [Acceptance Date]             ID:    [Participant ID]

Effective [Grant Date] (the “Grant Date”), you have been granted a Stock Appreciation Right with respect to [Number of Shares Granted] shares of Common Stock of Harley-Davidson, Inc. (“HDI” and, together with its Subsidiaries, the “Company”). This Stock Appreciation Right does not include the right to receive dividends or other distributions declared and paid on the shares of HDI’s Common Stock underlying the Stock Appreciation Right.

A portion of the Stock Appreciation Right (underlying shares with the same scheduled vesting date are referred to as a “Tranche”) shall vest in respect of the number of shares indicated in accordance with the following schedule:

Stock Appreciation Right Tranche	Vesting Date	Expiration Date

One-third of the shares underlying the Stock Appreciation Right (Tranche #1)	The first anniversary of the Grant Date	[Expiration Date]
An additional one-third of the shares underlying the Stock Appreciation Right (Tranche #2)	The second anniversary of the Grant Date	[Expiration Date]
The final one-third of the shares underlying the Stock Appreciation Right (Tranche #3)	The third anniversary of the Grant Date	[Expiration Date]

To the extent vested, the Stock Appreciation Right may be exercised in part or in full prior to expiration. As soon as practicable following any exercise of the Stock Appreciation Right, you will be entitled to receive the value of the portion of the Stock Appreciation Right exercised. The value of the portion of the Stock Appreciation Right that was exercised will be equal to the product obtained by multiplying (1) the number of shares underlying the portion of the Stock Appreciation Right that was exercised on the date of such exercise, and (2) the amount by which the Fair Market Value of a share of HDI’s Common Stock on the date of such exercise exceeds [Grant Price]. The Stock Appreciation Right will be valued and paid in cash in your local currency using the spot rate on the date of such exercise, less applicable withholding.

The Stock Appreciation Right is granted under and governed by the terms and conditions of HDI's 2014 Incentive Stock Plan (the “Plan”) and this Stock Appreciation Right Agreement. Additional provisions regarding your Stock Appreciation Right and definitions of capitalized terms used and not defined in this Stock Appreciation Right Agreement can be found in the Plan.

If you cease to be employed by the Company and its Affiliates for reasons other than Cause (as defined in the Plan) on or after age fifty-five (55): (a) if such cessation of employment occurred after the first anniversary of the Grant Date, then, effective immediately prior to the time of cessation of employment, any portion of the Stock Appreciation Right that was not previously exercisable will become fully exercisable and (b) without limiting your rights under Section 7(g) of the Plan, the Stock Appreciation Right shall remain exercisable, to the extent it was exercisable at the time of cessation of employment, until the earliest of: The Stock Appreciation Right’s expiration date; the first anniversary of the date of your death; or the third anniversary of the date of such cessation of employment.

You have ninety (90) days following the Grant Date to accept this award through your Fidelity account. If you have not accepted this award within ninety (90) days following the Grant Date, the Stock Appreciation Right granted herein shall be automatically forfeited. If you choose to accept this Stock Appreciation Right Agreement, then you accept the terms of this Stock Appreciation Right and agree and consent to all amendments to the Plan, the Harley-Davidson, Inc. 2004 Incentive Stock Plan and the Harley-Davidson, Inc. 2009 Incentive Stock Plan through the Grant Date as they apply to this Stock Appreciation Right and any prior awards to you of any kind under such plans.

HARLEY-DAVIDSON, INC.

Vice President and Controller

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